Report of Ernst & Young LLP, Independent Auditors


To the Trustees of Money Market Obligations Trust and Shareholders of Tax-Free Instruments Trust

We have audited the accompanying statement of Assets and liabilities, including the portfolio of investments, of Tax-Free Instruments Trust
(the "Fund"), a portfolio of Money Market
Obligations Trust, as of March 31, 2002, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended.
These financial statements and financial highlights are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the two years in the period ended March 31, 1999 were audited by other auditors whose report, dated May 18, 1999, on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2002, by correspondence with the custodian and brokers, or other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Tax-Free Instruments Trust at March 31, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States.


Boston, Massachusetts
May 10, 2002